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                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is executed and delivered as of September 28, 2004, by and between North Country Financial Corporation, a Michigan corporation registered as a bank holding company ("North Country"), and NCFC Recapitalization, LLC, a Michigan limited liability company ("NCFC Recapitalization"), individually and on behalf of the "Investors" that subscribe for shares of North Country common stock and become a party to the Agreement as contemplated in Section 2.1 of the Agreement. Capitalized terms used in this Amendment and not otherwise defined have the respective meanings in the Agreement.

                                   WITNESSETH:


         WHEREAS, the parties hereto executed and delivered a Stock Purchase Agreement dated as of August 10, 2004 (the "Original Agreement"); and

         WHEREAS, the parties hereto desire to amend the Original Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The preamble of the Original Agreement is hereby amended to delete "(the Agreement")" and Schedule 1 of the Agreement is hereby amended to add a definition of "Agreement' as follows:

                  "Agreement" means the Stock Purchase Agreement dated as of August 10, 2004 by and between the parties hereto, as amended by the First Amendment, and as the same may be further amended from time to time pursuant to its terms.

         2. Section 3.1(b)(iii)(F) of the Original Agreement is hereby amended to read in its entirety as follows:

         (F) take any action (including any action by its Board of Directors (or any committee thereof) to adjust in any way either the number of shares of North Country covered by any outstanding North Country Stock Options, or the exercise price of any of the options, whether pursuant to the terms of such Plans or otherwise (except only as contemplated by Section 29 of Part I of Schedule 3).

         3. Section 3.2(b) of the Original Agreement is hereby amended to add the following to the end of the Section:

         NCFC Recapitalization shall use its Best Efforts to provide to North Country as soon as reasonably practicable the names of the new directors, their backgrounds and other information required to be furnished by North Country to its shareholders in compliance with Rule 14f-1 under the Securities Exchange Act, if applicable.

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         4. The Original Agreement is hereby amended to add a new Section 3.8 which reads in its entirety as follows:

                  3.8 Reverse Stock Split. North Country shall take all required action so that the issued and outstanding shares of North Country common stock shall be changed into a fewer number of shares on a 1 for 20 basis, effective not later than immediately prior to the Closing. The changes described in this Section 3.8 are referred to as the "Reverse Stock Split". No fractional shares shall be issued as a result of the Reverse Stock Split. Instead, in the event that the number of shares into which the shares held by a particular shareholder are to be changed would result in a fractional share, the number of shares shall instead be rounded upwards to the next whole share. Effective at the time that the Reverse Stock Split shall become effective under applicable law, all certificates evidencing shares of North Country common stock shall automatically, and for all purposes, represent the number of shares into which the shares shall have been changed pursuant to the Reverse Stock Split. After the Reverse Stock Split shall become effective, not more than 350,958 shares of common stock of North Country will be issued and outstanding (subject to adjustment to account for fractional shares as contemplated by this Section 3.8 and the issuance of shares of North Country common stock upon the exercise prior to the Closing of outstanding North Country Stock Options).

         5. Section 4.5 is hereby amended to add a new subsection (i) which reads in its entirety as follows:

                  (i) In the event and effective the time that the Pre-Closing Outstanding Shares are reduced as the result of the Reverse Stock Split contemplated by Section 3.8 of this Agreement, then the number "39,775,195" appearing in two places in Section 4.5(b) shall be changed to 1,988,762 (subject to adjustment for fractional shares described below). In the event that for any reason the Pre-Closing Outstanding Shares shall exceed 350,958, the minimum number of shares to be issued shall be increased to the number (rounded upward to the nearest whole share) equal to (a) the Pre-Closing Outstanding Shares divided by 0.15 less (b) the Pre-Closing Outstanding Shares.

         6. Section 4.6(i) of the Original Agreement is hereby amended to change the reference therein to Section 4.5(g) to Section 4.5(f).

         7. Section 4.7 of the Original Agreement is hereby amended to change the reference therein to Article 8 to Article 7.

         8. Section 5.1(g) is hereby amended to add the following sentences to the end of the Section:

                  When the Reverse Stock Split is approved by the shareholders of North Country as contemplated by Section 3.4(a), the Reverse Stock Split shall have been duly authorized,and the Reverse Stock Split shall become effective at the time that an appropriate amendment to the Articles of Incorporation of North Country is filed with the Michigan Department of Labor & Economic Growth as provided under the Michigan Business
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         Corporation Act. When the Reverse Stock Split becomes effective prior to the Closing as contemplated by Section 3.8, 350,958 shares of common stock of North Country will be issued and outstanding (subject to adjustment to account for fractional shares as contemplated by Section
         3.8 and the issuance of shares of North Country common stock pursuant to the exercise prior to the Closing of North Country Stock Options) and no shares of common stock will be held in treasury."

         9. The definition of "Pre-Closing Equity Adjustments" in Schedule 1 is hereby amended to change paragraph (a) of the definition to read as follows:

                  (a) Reduce stockholders' equity by the full amount of the
               following, whether or not then due, accrued or incurred:

                           (i) the full amount by which all costs and expenses
                    of North Country and its Subsidiaries with respect to the transactions contemplated by this Agreement, including investment banking, legal and accounting fees and expenses, exceed $75,000; and

                           (ii) the full amount of the settlement or other
                    resolution of the Identified Claims and any other litigation or claims, including all attorneys fees and any contingent or deferred amounts; and

                           (iii) $100,000, representing a portion of additional
                    expenses incurred by NCFC Recapitalization and the Placement Agents in connection with the transactions contemplated by this Agreement.

         10. The definition of "Pre-Closing Outstanding Shares" in Schedule 1 is hereby amended to add the following sentence to the end of the definition:

         Based on the representation and warranty contained in Section 5.1(g), the Pre-Closing Outstanding Shares as of the time the Reverse Stock Split shall become effective will be 350,958 shares (subject to adjustment for fractional shares as described in Section 3.8 and the issuance of shares of North Country common stock pursuant to the exercise prior to the Closing of North County Stock Options).

         11. The definition of "Shareholder Approval Items" in Schedule 1 is hereby amended to read in its entirety as follows:

                  "Shareholder Approval Items" means and includes approval of
         (a) the issuance of the North Country Shares to the Investors as contemplated by this Agreement, (b) an amendment to the Articles of Incorporation of North Country to make the Reverse Stock Split contemplated by Section 3.8 effective, (c) an amendment to the Articles of Incorporation of North Country to change its name to "Mackinac Financial Corporation", (d) the amendment of North Country's 2000 Stock Incentive Plan to increase the authorized number of shares of common stock of North Country under the plan, to permit the awards to be made as contemplated in certain of the Employment Agreements to be priced at a per share price equal to the price per share in the Offering (see
         Section 15 of

         Part 1 of Schedule 3), to permit such options to continue to vest and be exercisable notwithstanding termination of the Employment Agreements, and otherwise to permit such options to be awarded under the Plan, and (e) any other action by the shareholders of North Country required under applicable law or the NASDAQ Rules, or reasonably requested by NCFC Recapitalization, in connection with this Agreement or any of the transactions contemplated by this Agreement.

         12. The "Total Number of Shares" section of Schedule 2 is hereby amended to read in its entirety as follows:

         Not less than 39,775,195 shares of common stock of North Country except that if the Reverse Stock Split contemplated by Section 3.8 becomes effective the number of shares shall not be less than 1,988,762 shares (subject to adjustment as contemplated by Section 4.5). The precise number of shares of North Country to be issued will be determined by
         Section 4.5.

         Minimum Closing Date Equity of $3 million.  See Schedule 3.

         13. The "Amendments to North Country Stock Option Plans" section of
Schedule 2 is hereby amended to read in its entirety as follows:

         The North Country Stock Option Plans to be amended to increase the number of shares that may be subject to awards made at or after the Closing under the plans to 12.5% of the total number of shares to be outstanding after the Closing Date. The number of shares to be subject to each plan shall be determined prior to Closing by NCFC Recapitalization, provided that there shall be reserved under each plan a sufficient number of shares to be available for issuance upon the exercise of outstanding North Country Stock Options under the plan. The 2000 Stock Incentive Plan will be further amended to permit the options to be awarded as contemplated under certain of the Employment Agreements (see Schedule 5) to be priced at the per share price in the Offering, to continue to vest and be exercisable notwithstanding termination of the Employment Agreements as contemplated in the Employment Agreements and otherwise to permit such options to be awarded under the Plan.

         14. The "Expenses" section of Schedule 2 is hereby amended to delete the third sentence.

         15. Section 9 of Part I of Schedule 3 is hereby amended to read in its entirety as follows:

                  9. Effective upon the Closing, the Board of Directors of North Country shall have been duly reconstituted as specified by NCFC Recapitalization (including that all directors other than Mr. Bess and Mr. Lindroth shall have duly resigned and new directors designated by NCFC Recapitalization shall have been duly appointed) and North Country shall have taken all required action to duly reconstitute the Boards of Directors of its Subsidiaries as specified by NCFC Recapitalization. Mr. Bess and Mr. Lindroth, two (2) current directors of North Country, shall continue as directors of North

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         Country following the Closing. North Country shall have taken all required action so that the new directors shall take office as directors effective at the Closing.

         16. Part I of Schedule 3 is hereby amended to add new Sections 28 and 29 which read in their entirety as follows:

                  28. The Reverse Stock Split contemplated by Section 3.8 shall have become effective.

                  29. All required actions shall have been taken so that the numbers of shares of common stock of North Country subject to outstanding North Country Stock Options shall have been duly adjusted downward (divided by 20), and the exercise prices shall have been duly adjusted upwards (multiplied by 20), proportionately in view of the Reverse Stock Split.

         17. As amended by this Amendment, the Original Agreement shall remain in full force and effect.

         18. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

         19. Facsimile signatures to this Amendment shall be considered originals hereof, with any party executing this Amendment by facsimile signature agreeing to provide promptly to the other parties an original signature evidencing the same.

         20. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Michigan (without regard to conflicts of law principles).



                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                NORTH COUNTRY FINANCIAL CORPORATION


                                By: /s/ C. James Bess
                                    --------------------------------
                                    Name: C. James Bess
                                    Title: President and Chief Executive Officer

                                NCFC RECAPITALIZATION, LLC


                                By: /s/ Eliot R. Stark
                                    --------------------------------------------
                                    Name: Eliot R. Stark
                                    Title: A Member

                                and

                                By: /s/ Paul D. Tobias
                                    --------------------------------------------
                                    Name: Paul D. Tobias
                                    Title: A Member